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                                                                   Exhibit 10.22


                                 PROMISSORY NOTE

CAD $6,000,000                                           DUE:  DECEMBER 14, 2006


1. PRINCIPAL AND INTEREST. For value received, Regal Greetings & Gifts Corporation (the "Borrower") promises to pay to MDC Corporation Inc. (the "Lender") at 45 Hazelton Avenue, Toronto, Ontario, the sum of Six Million Dollars ($6,000,000) in lawful money of Canada, with interest as set out herein, on December 14, 2006; provided, however, that, if the Borrower is in default under the various loan and security agreements governing the Principal Indebtedness, or if, after payment under this Promissory Note, the Borrower will be in default under the various loan and security agreements governing the Principal Indebtedness, the Borrower shall defer actual payment (but not the right to payment) under this Promissory Note until such default is cured, or until such time as payment can be made without resulting in the Borrower being in default under the various loan and security agreements governing the Principal Indebtedness, or until such time as the Lender is entitled to enforce this Promissory Note in accordance with the Subordination and Postponement Agreement dated as of December 14, 2001 made by MDC in favour of the lenders in respect of whom the Principal Indebtedness is owed. The
Borrower promises to pay interest calculated on the outstanding principal amount owing under this Promissory Note in Payment-in-Kind (as defined below) from time to time accrued from the date of issuance of this Promissory Note and on all Payment-in-Kind interest payments, accrued from the date of such Payments-in-Kind, at the rate of seven per cent (7%) per annum. Interest shall be paid, by Payments-in-Kind, quarterly in arrears on the last day of each of January, April, July and October. "Payment-in-Kind" means additional promises to pay to the Lender upon the same terms and conditions as apply to the original principal amount evidenced by this Promissory Note. Subject to earlier payment as provided in sections 2 or 3 below, the outstanding principal balance and all Payments-in-Kind shall be paid in immediately available funds on December 14, 2006. All principal and interest owing under this Promissory Note are collectively referred to as the "Obligations".

2.       PREPAYMENT.

         (a) In this section 2, the following terms shall have the following meanings:

                  (i) "Existing Cash" means all cash, cash equivalents and money market instruments held by the Borrower and its subsidiaries on the particular date after the payment by the Borrower of any Principal Indebtedness or interest payments required to be made by it on such date.

                  (ii) "Net Free Cash Flow" means at the particular time, the greater of:

                           (1) Existing Cash, less scheduled payments on account of Principal Indebtedness required to be made for the succeeding twelve month period; and


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                           (2)      net income of the Borrower during the twelve
                                    month period then ended, plus depreciation, amortization and income tax expense during such period, less scheduled payments on account of Principal Indebtedness required to be made for the succeeding twelve month period, less cash interest on the Principal Indebtedness and cash taxes paid during the twelve month period then ended, and less the amount of capital expenditures incurred during the twelve month period then ended.

                  (iii) "Principal Indebtedness" means the indebtedness of the Borrower at the particular time borrowed by the Lender on the date hereof from Bank of Nova Scotia and/or Roynat Capital Inc. (the "Acquisition Lenders").

         (b) In the event that on December 31, 2004, there exists Net Free Cash Flow then there shall be paid to the Lender not later than February 15, 2005 the lesser of:

                  (A)      Twenty Five Percent (25%) of Net Free Cash Flow; or

                  (B) Two Million ($2,000,000) Dollars of principal amount under this Note.

         (c) In the event that on December 31, 2005 there exists Net Free Cash Flow then there shall be paid to the Lender not later than February 15, 2006 the lesser of:

                  (A)      Twenty Five Percent (25%) of Net Free Cash Flow; or

                  (B) Two Million ($2,000,000) Dollars of principal amount under this Note, less any amounts paid by the Borrower to the Lender pursuant to section 2(b) above.

         (d) The Borrower covenants with the Lender that during the 12 month period ended December 31, 2004, it will not make any Principal Indebtedness payments other than those which it is required to make.

         (e) Any calculations hereunder shall be made in accordance with generally accepted accounting principles. The calculations required to be made in order to determine any entitlement of the Lender thereto shall be made as soon as practically feasible following completion of the Borrower's fiscal years ended December 31, 2004 and December 31, 2005, based upon the Borrower's preliminary financial statements, and any required adjustment shall be made upon settlement of the Borrower's audited financial statement, provided that if the fiscal year end is other than December 31 in any year the adjustment shall be made based on the December 31 financial statements on a review comment basis. Copies of all of the foregoing preliminary and audited (or review comment) financial statements shall be delivered to the Lender.


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3.       ACCELLERATION. Upon the enforcement of any security held by any lender to the Borrower or if the Borrower commits an Act of Insolvency (as defined below) the principal sum then outstanding plus all accrued and unpaid interest shall, at the option of the Lender, become immediately due and payable without demand or notice. An "Act of Insolvency" shall occur if the Borrower or any of its subsidiaries: (a) institutes or is the subject of any bankruptcy, insolvency, debt restructuring, dissolution, liquidation or similar proceedings including proceedings for the appointment of a trustee or receiver or other official with respect to the Borrower or any of its subsidiaries or any material part of its property or assets; (b) makes an assignment for the benefit of its creditors; (c) is unable or admits its inability to pay its debts as they become due or otherwise acknowledges its insolvency or commits any other act of bankruptcy or is taken to be insolvent under any applicable legislation; (d) suspends transaction of business for a period of two weeks or more; or acquiesces to or takes any action in furtherance of any of the foregoing.

4. APPLICATION OF PAYMENTS. Payments received by the Lender pursuant to this Promissory Note shall be applied in payment of principal.

5. CANCELLATION OF OBLIGATIONS. In this section 5, capitalized terms shall, if not otherwise defined in this Promissory Note, have the meanings ascribed thereto in the Restated Asset and Share Purchase Agreement dated December 4, 2001 between MDC Corporation Inc., Regal Greetings & Gifts Corporation and Dreamlife Inc., as amended.

6. SUBORDINATION. The Obligations shall be subordinate and junior in right of payment to obligations of the Borrower to the Acquisition Lenders, is such form as agreed with those lenders.

7. PREPAYMENT. The principal amount of this Promissory Note may be prepaid (together with any unpaid and accrued interest to such date) by the Borrower, in whole or in part, without notice, bonus or penalty.

8. WAIVER OF NOTICE. The Borrower waives presentment, protest, notice of dishonour, days of grace and the right of set-off.

9. SUCCESSORS AND ASSIGNS. This Promissory Note shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

10. GOVERNING LAW AND ATTORNMENT. This Promissory Note shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the ability of the Lender to enforce this Promissory Note in any other proper jurisdiction, the Borrower hereby irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario in connection with this Promissory Note.

THIS PROMISSORY NOTE has been executed, sealed and delivered by the Borrower as of the 14th day of December, 2001.


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                                            REGAL GREETINGS & GIFTS CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                             c/s
                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

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                                      -5-


                                    GUARANTEE

In consideration of Ten Dollars ($10.00) and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably, absolutely and unconditionally guarantees to the holder, on a joint and several basis, the payment by Regal Greetings & Gifts Corporation ("Regal") of the Obligations. This guarantee is a direct absolute unconditional irrevocable continuing guarantee of the Obligations and is a direct and primary obligation of the undersigned, and is in no way conditioned or contingent upon any attempt to enforce performance upon Regal or upon any other event, contingency or circumstances whatever. This shall be a continuing guarantee. Lender shall not be obligated to exhaust its recourse against Regal before being entitled to payment from the undersigned of all and every of the Obligations. The obligations of the undersigned set forth above shall not be subject to any deduction, diminution, abatement, set off, recoupment, suspension, deferment, reduction, or defence and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, other than full and strict compliance by the undersigned of its obligations hereunder.

PRIMES DE LUXE                              RGG ACQUISITION INC.


By:                                         By:
   -------------------------------------       ---------------------------------
   Name:                                       Name:
   Title:                                      Title:


By:                                         By:
   -------------------------------------       ---------------------------------
   Name:                                       Name:
   Title:                                      Title: